Exhibit 4.20

EXECUTION VERSION

HUNTSMAN INTERNATIONAL LLC

AND

THE GUARANTORS NAMED HEREIN,

AND

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Trustee

SUPPLEMENTAL INDENTURE

Dated as of February 13, 2013

to

Indenture

Dated as of November 19, 2012

4.875% Senior Notes due 2020

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of February 13, 2013, among Huntsman Australia Holdings LLC and Huntsman Surfactants Technology Corporation (the “Guaranteeing Subsidiaries”), subsidiaries of Huntsman International LLC (or its permitted successor), a Delaware limited liability company (the “Company”), the Company, the other Guarantors (as defined in the Indenture referred to herein) and Wells Fargo Bank, National Association, a national banking association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of November 19, 2012 providing for the issuance of 4.875% Senior Notes due 2020 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally guarantee all of the Company’s obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantees”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiaries and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.                                      CAPITALIZED TERMS.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.                                      AGREEMENT TO GUARANTEE.  The Guaranteeing Subsidiaries hereby agree to provide unconditional Guarantees on the terms and subject to the conditions set forth in the Note Guarantees and in the Indenture including but not limited to Article 10 thereof.

4.                                      NO RECOURSE AGAINST OTHERS.  No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  The waiver may not be effective to waive liabilities under the federal securities laws.

5.                                      GOVERNING LAW.  THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

6.                                      COUNTERPARTS.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy will be an original, but all of them together represent the same agreement.  The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

7.                                      EFFECT OF HEADINGS.  The Section headings herein are for convenience of reference only, are not to be considered a part of this Supplemental Indenture and will in no way modify or restrict any of the terms or provisions hereof.

8.                                      THE TRUSTEE.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Company.

GUARANTEEING SUBSIDIARIES:

HUNTSMAN AUSTRALIA HOLDINGS LLC

By:	/s/ John R. Heskett
Name:	John R. Heskett
Title:	Vice President, Planning and Treasurer

HUNTSMAN SURFACTANTS TECHNOLOGY CORPORATION

By:	/s/ John R. Heskett
Name:	John R. Heskett
Title:	Vice President, Planning and Treasurer

Supplemental Indenture — 2020 Senior Notes

HUNTSMAN INTERNATIONAL LLC

By:	/s/ John R. Heskett
Name:	John R. Heskett
Title:	Vice President, Planning and Treasurer

Supplemental Indenture — 2020 Senior Notes

EXISTING GUARANTORS:

AIRSTAR CORPORATION
HUNTSMAN ADVANCED MATERIALS AMERICAS LLC
HUNTSMAN ADVANCED MATERIALS LLC
HUNTSMAN AUSTRALIA LLC
HUNTSMAN CHEMICAL PURCHASING LLC
HUNTSMAN ENTERPRISES LLC
HUNTSMAN ETHYLENEAMINES LLC
HUNTSMAN FUELS LLC
HUNTSMAN INTERNATIONAL FINANCIAL LLC
HUNTSMAN INTERNATIONAL FUELS LLC
HUNTSMAN INTERNATIONAL TRADING CORPORATION
HUNTSMAN MA INVESTMENT CORPORATION
HUNTSMAN MA SERVICES CORPORATION
HUNTSMAN PETROCHEMICAL LLC
HUNTSMAN PETROCHEMICAL PURCHASING LLC
HUNTSMAN PROCUREMENT LLC
HUNTSMAN PROPYLENE OXIDE LLC
HUNTSMAN PURCHASING, LTD.
	By:	Huntsman Procurement LLC, its General Partner
POLYMER MATERIALS INC.
TIOXIDE AMERICAS (HOLDINGS) LLC

	By:	/s/ John R. Heskett
	Name:	John R. Heskett
	Title:	Vice President, Planning and Treasurer

TIOXIDE AMERICAS LLC
Executed as a Deed by

for and on behalf of John R. Heskett	By:	/s/ John R. Heskett
Tioxide Americas LLC		Name:	John R. Heskett
in the presence of		Title:	Vice President, Planning and Treasurer

/s/ Josh Erekson
Witness

Supplemental Indenture — 2020 Senior Notes

	Signed as a Deed by	TIOXIDE GROUP

	as attorney for TIOXIDE GROUP	By:	/s/ John R. Heskett
	under a power of attorney dated		John R. Heskett, as attorney for
	February 8, 2013		TIOXIDE GROUP
in the presence of:

/s/ Josh Erekson
Witness
Name: Josh Erekson
Address:	500 Huntsman Way
Salt Lake City, UT 84108
Occupation: Attorney

Supplemental Indenture — 2020 Senior Notes

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee,

By:	/s/ Lynn M . Steiner
Name:	Lynn M. Steiner
Title:	Vice President

Supplemental Indenture — 2020 Senior Notes